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                       NATIONWIDE LIFE INSURANCE COMPANY
                       ---------------------------------

         I, Dennis W. Click, Assistant Secretary of NATIONWIDE LIFE INSURANCE COMPANY, hereby certify that the attached is a true and correct copy of a resolution duly adopted by the BOARD OF DIRECTORS of NATIONWIDE LIFE INSURANCE COMPANY, at a meeting duly convened and held on the 4th day of December, 1987, at which a quorum was present and acting throughout:

         I further certify that the attached resolution has not been amended, altered, or repealed and is now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and caused the corporate seal of NATIONWIDE LIFE INSURANCE COMPANY to be hereunto affixed this 11th day of July, 1997.


                                            /s/ Dennis W. Click
                                            -----------------------------------
                                            Dennis W. Click
                                            Assistant Secretary

(seal)

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RESOLVED, that the Company, pursuant to the provisions of Ohio Revised Code
Section 3907.15, hereby establishes a separate account, designated Nationwide VLI Separate Account-4 (hereinafter the Variable Account) for the following use and purposes, and subject to such conditions as hereafter set forth:

RESOLVED, that the Variable Account shall be established for the purpose of providing for the issuance of variable life insurance policies (hereinafter the Policies) which Policies provide that part or all of the life insurance benefits and cash value will reflect the investment experience of one or more designated underlying securities; and

RESOLVED FURTHER, that the fundamental investment policy of the Variable Account shall be to invest or reinvest the assets of the Variable Account in securities issued by investment companies registered under the Investment Company Act of 1940, as may be specified in the respective Policies; and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized and directed to take all action necessary to: (a) register the Variable Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Policies in such amounts as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933 and to prepare and file amendments to such registration as they may deem necessary or desirable; and (c) take all other action necessary to comply with: the Investment Company Act of 1940, including the filing of applications for such exemptions from the Investment Company Act of 1940 as the officers of the Company shall deem necessary of desirable; the Securities Exchange Act of 1934; the Securities Act of 1933; and all other applicable state and federal laws in connection with offering said Policies for sale and the operation of the Variable Account; and

RESOLVED FURTHER, that John E. Fisher, John L. Marakas, Peter F. Frenzer, Harvey
S. Galloway, Thomas E. Kryshak, Gordon E. McCutchan, and Raymond L. Wilson and each of them, with full power to act without the others, hereby are severally authorized and empowered to execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account and by the Company as sponsor and depositor any required Registration Statement and Notice thereof registering the Variable Account as an investment company under the Investment Company Act of 1940; and one or more Registration Statements under the Securities Act of 1933, registering the Policies and any and all amendments to the foregoing on behalf of and as attorneys for the Variable Account and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Variable Account and the Company; and

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RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized on behalf of the Variable Account and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to sell the Policies and, if necessary, to register or qualify Policies for offer and sale under the insurance and securities laws of any of the states of the United States of America and in connection therewith to execute, deliver and file all such applications, reports, covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable in order to maintain such registration or qualification for as long as said officers or counsel deem it to be in the best interests of the Variable Account and the Company; and

RESOLVED FURTHER, that the proper officers of the Company be, and they hereby are, authorized in the names and on behalf of the Variable Account and the Company to execute and file irrevocable written consents on the part of the Variable Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws thereof in connection with said registration or qualification of Policies and appoint the appropriate state official, or such other persons as may be allowed by said insurance or securities laws, agent of the Variable Account and of the Company for the purpose of receiving and accepting process; and

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized to establish procedures under which the Company will provide sales and administrative functions with respect to the Policies issued in connection therewith, including, but not limited to procedures for providing any voting rights required by the federal securities laws for owners of such Policies with respect to securities owned by the Variable Account, adding additional underlying investment series to the Variable Account, and permitting conversion or exchange of Policies values or benefits among the various series.